Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders and Board of Directors CommunityOne Bancorp and Subsidiaries Charlotte, North Carolina
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 7, 2014, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of CommunityOne Bancorp and Subsidiaries (the "Company"), which reports appear in the December 31, 2013 annual report on Form 10-K of the Company.
/s/ Dixon Hughes Goodman LLP
Greenville, North Carolina
October 1, 2014